SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.         )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

J. Alexander’s Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1: ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
AUDIT COMMITTEE REPORT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2: ADOPTION OF THE J. ALEXANDER’S CORPORATION 2004 EQUITY INCENTIVE PLAN
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RELATIONSHIP WITH INDEPENDENT AUDITORS
DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS TO BE PRESENTED AT THE 2005 ANNUAL MEETING OF SHAREHOLDERS
METHOD OF COUNTING VOTES
MISCELLANEOUS

J. ALEXANDER’S CORPORATION
3401 West End Avenue
Suite 260
P.O. Box 24300
Nashville, Tennessee 37202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     To the Shareholders of J. Alexander’s Corporation:

     The Annual Meeting of Shareholders of J. Alexander’s Corporation (the “Company”) will be held at the Loews Vanderbilt Hotel, 2100 West End Avenue, Nashville, Tennessee 37203 at 9:00 a.m., Nashville time, on Friday, May 28, 2004 for the following purposes:

(1)	To elect six directors to hold office for a term of one year and until their successors have been elected and qualified;

(2)	To consider and approve the 2004 Equity Incentive Plan; and

(3)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on April 14, 2004 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

     Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the meeting.

     We hope very much that you will be able to be with us. If you do not plan to attend the meeting in person, you are requested to complete, sign and date the enclosed proxy and return it promptly in the enclosed addressed envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors

R. GREGORY LEWIS
Secretary
April 26, 2004

J. ALEXANDER’S CORPORATION
3401 West End Avenue
Suite 260
P.O. Box 24300
Nashville, Tennessee 37202

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

May 28, 2004

     The enclosed proxy is solicited by and on behalf of the Board of Directors of J. Alexander’s Corporation (the “Company”) for use at the Annual Meeting of Shareholders to be held on Friday, May 28, 2004, at 9:00 a.m., Nashville time, at Loews Vanderbilt Hotel, 2100 West End Avenue, Nashville, Tennessee 37203 and at any adjournments or postponements thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. Copies of the proxy, this Proxy Statement and the attached Notice are being mailed to shareholders on or about April 26, 2004.

     Proxies may be solicited by mail, telephone or telegraph. All costs of this solicitation will be borne by the Company. The Company does not anticipate paying any compensation to any party other than its regular employees for the solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.

     Shares represented by such proxies will be voted in accordance with the choices specified thereon. If no choice is specified, the shares will be voted FOR the election of the director nominees named herein and FOR the approval of the 2004 Equity Incentive Plan. The Board of Directors does not know of any other matters which will be presented for action at the meeting, but the persons named in the proxy intend to vote or act with respect to any other proposal which may be properly presented for action according to their best judgment in light of the conditions then prevailing.

     A proxy may be revoked by a shareholder at any time before its exercise by attending the meeting and voting in person, by filing with the Secretary of the Company a written revocation or by duly executing a proxy bearing a later date.

     Each share of the Company’s Common Stock, $.05 par value (the “Common Stock”), issued and outstanding on April 14, 2004 (the “Record Date”), will be entitled to one vote on all matters to come before the meeting. As of the Record Date, there were outstanding 6,439,418 shares of Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of April 14, 2004, certain information with respect to those persons known to the Company to be the beneficial owners (as defined by certain rules of the Securities and Exchange Commission (the “Commission”)) of more than five percent of the Common Stock, its only voting security, and with respect to the beneficial ownership of the Common Stock by all directors and nominees, each of the executive officers named in the Summary Compensation Table, and all executive officers, directors and nominees of the Company as a group (10 persons). Except as otherwise specified, the shares indicated are presently outstanding.

			Percentage of
	Amount of		Outstanding
	Common Stock		Common
Name and Address of Beneficial Owner	Beneficially Owned		Stock (1)
E. Townes Duncan**
3401 West End Avenue, Suite 520
Nashville, TN 37203	1,797,046	(2)	27.9%

Solidus Company
3401 West End Avenue, Suite 520
Nashville, TN 37203	1,747,846	(3)	27.1%

KCM Investment Advisors
300 Drake’s Landing Road, #190
Greenbrae, CA 94904	846,200	(4)	13.1%

Lonnie J. Stout II****
3401 West End Avenue, Suite 260
Nashville, TN 37203	581,582	(5)	8.5%

Dimensional Fund Advisors, Inc.
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401	384,800	(6)	6.0%

J. Bradbury Reed**	110,521	(7)	1.7%

R. Gregory Lewis***	107,299	(8)	1.7%

J. Michael Moore***	52,313	(9)	*

Garland G. Fritts**	31,800	(10)	*

Mark A. Parkey***	29,885	(11)	*

Brenda B. Rector*****	0		*

Joseph N. Steakley*****	0		*

Ronald E. Farmer******	43,946	(12)	*

All directors, nominees and executive officers as a group	2,754,392	(13)	39.5%

*	Less than one percent.

**	Director.

***	Named Officer.

****	Director and Named Officer.

*****	Nominee.

******	Named Officer (Former Officer).

(1)	Pursuant to the rules of the Commission, shares of Common Stock subject to options held by directors and executive officers of the Company which are exercisable within 60 days of April 14, 2004, are deemed outstanding for the purpose of computing such director’s or executive officer’s percentage ownership and the percentage ownership of all directors and executive officers as a group, but are not deemed outstanding for the purpose of computing the percentage ownership of the other persons shown in the table. Unless otherwise indicated, each individual has sole voting and dispositive power with respect to all shares shown.

(2)	Includes 9,000 shares issuable upon exercise of certain options held by Mr. Duncan, 1,240 shares owned by Mr. Duncan’s wife, 1,040 shares that Mr. Duncan holds as custodian for minor children, 5,760 shares that are held in trusts of which Mr. Duncan’s wife is trustee, and 1,747,846 shares that are beneficially owned by Solidus Company, a general partnership of which Mr. Duncan is Managing Partner.

(3)	Includes 91,700 shares held by Solidus Partners, L.P., a limited partnership of which Solidus Company (“Solidus”) is general partner. Solidus shares voting and dispositive power with respect to its shares with Mr. Duncan, its Managing Partner, whose beneficial ownership in such shares is shown above.

(4)	KCM Investment Advisors (“KCM”) is a registered investment advisor. Information is based solely on a Schedule 13G/A filed with the Commission by KCM on February 20, 2004.

(5)	Includes 400,000 shares issuable upon exercise of certain options held by Mr. Stout and 8,713 Employee Stock Ownership Plan (“ESOP”) shares allocated to Mr. Stout and held by the J. Alexander’s Corporation Employee Stock Ownership Trust (the “Trust”), as to which Mr. Stout has sole voting power and shared dispositive power.

(6)	Dimensional Fund Advisors, Inc. (“DFA”) is a registered investment advisor. Information is based solely on the Schedule 13G/A filed with the Commission by DFA on February 6, 2004.

(7)	Includes 12,000 shares issuable upon exercise of options held by Mr. Reed.

(8)	Includes 56,800 shares issuable upon exercise of certain options held by Mr. Lewis and 6,868 ESOP shares allocated to Mr. Lewis and held by the Trust, as to which Mr. Lewis has sole voting power and shared dispositive power.

(9)	Includes 21,800 shares issuable upon the exercise of certain options held by Mr. Moore and 4,576 ESOP shares allocated to Mr. Moore and held by the Trust, as to which Mr. Moore has sole voting power and shared dispositive power.

(10)	Includes 9,000 shares issuable upon exercise of certain options held by Mr. Fritts.

(11)	Includes 27,000 shares issuable upon the exercise of certain options held by Mr. Parkey and 2,885 ESOP shares allocated to Mr. Parkey and held by the Trust, as to which Mr. Parkey has sole voting power and shared dispositive power.

(12)	Mr. Farmer resigned his employment in April 2003 and the information is based on Company records as of June 17, 2003. Includes 3,080 ESOP shares allocated to Mr. Farmer and held by the Trust, as to which Mr. Farmer has sole voting power and shared dispositive power.

(13)	Includes 535,600 shares issuable upon exercise of certain options held by the directors and executive officers, and 26,121 ESOP shares allocated to the executive officers and held by the Trust, as to which such officers have sole voting power and shared dispositive power.

     Pursuant to a Stock Purchase and Standstill Agreement between Solidus, LLC (predecessor to Solidus) and the Company dated March 22, 1999, Solidus purchased 1,086,266 shares of Common Stock for $3.75 per share, for an aggregate purchase price of $4,073,497.50. In addition, Solidus agreed that (i) for a period of seven years, Solidus and its affiliates would not acquire or hold more than 33% of the Company’s Common Stock; (ii) for a period of seven years, Solidus and its affiliates would not solicit proxies for a vote of the shareholders of the Company; (iii) for a period of seven years, Solidus and its affiliates would not sell the Company’s Common Stock, except to the Company, a person, entity or group approved by the Company or to an affiliate of Solidus; (iv) the above restrictions on Solidus’ ownership and ability to solicit proxies would terminate in the event of certain tender offers or exchange offers, a notice filing with the Department of Justice relating to the acquisition by a third party of more than 15% of the outstanding Common Stock or with the Commission relating to the acquisition by a third party of more than 10% of the outstanding Common Stock, the Company’s proposing or approving a merger or other business combination, or a change to a majority of the Company’s Board of Directors over a two-year period; and (v) Solidus would not exercise rights attributable to the 1,086,266 shares of Common Stock purchased on March 22, 1999, during the Company’s rights offering in 1999.

     In addition to the private sale to Solidus, on June 21, 1999, the Company completed a rights offering wherein shareholders of the Company purchased an additional 240,615 shares of common stock at a price of $3.75 per share, which was the same price per share as stock sold in the private sale.

     In August 2003, Solidus and the Company executed the First Amendment to Stock Purchase and Standstill Agreement (“First Amendment”). Under the terms of the First Amendment, the Company authorized Solidus to pledge the Common Stock of the Company owned by it as collateral security for the payment and performance of Solidus’ obligations under a credit agreement with a bank. In the event that Solidus defaults on its obligations to the bank, and such default results in the need to liquidate the related collateral, the Company has a right of first refusal to purchase the pledged stock.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

     Six directors are to be elected at the annual meeting for a term of one year and until their successors shall be elected and qualified. Election of directors requires a plurality of the votes cast in such election. It is intended that shares represented by the enclosed proxy will be voted FOR the election of the nominees named in the table set forth below unless a contrary choice is indicated. Messrs. Duncan, Fritts, Reed and Stout are presently directors of the Company. The Board, including each independent director, has nominated and recommends to the shareholders Brenda B. Rector and Joseph N. Steakley for election as directors to serve until the next annual meeting of shareholders. Ms. Rector and Mr. Steakley were initially recommended to the independent directors by certain independent directors. Management believes that all of the nominees will be available and able to serve as directors, but if for any reason any should not be available or able to serve, it is intended that such shares will be voted for such substitute nominees as may be proposed by the Board of Directors of the Company. The following schedule includes certain information with respect to each of the nominees.

Name	Background Information
E. Townes Duncan	Mr. Duncan, 50, has been a director of the Company since May 1989. Mr. Duncan has been the Managing Partner of Solidus Company (formerly Solidus, LLC), a private investment firm, since January 1997. Mr. Duncan is also a director of Bright Horizons Family Solutions, Inc., a childcare services company.

Garland G. Fritts	Mr. Fritts, 75, has been a director of the Company since December 1985. Since 1993, Mr. Fritts has been a consultant for Fry Consultants, Inc., a management consulting firm.

Brenda B. Rector	Ms. Rector, 56, has been nominated by the Board to serve as a director. From 1996 until March 2004, Ms. Rector was the Vice President, Controller and Chief Accounting Officer of Province Healthcare Company, an owner and operator of acute care hospitals in non-urban markets.

J. Bradbury Reed	Mr. Reed, 64, has been a director since May 2000. Mr. Reed is a member in the law firm of Bass, Berry & Sims PLC and has served in various capacities for that firm since 1964. Bass, Berry & Sims PLC has served as the Company’s outside general counsel since the Company’s organization in 1971. Mr. Reed has served as a director of National Commerce Financial Corporation since 1998.

Joseph N. Steakley	Mr. Steakley, 49, has been nominated by the Board to serve as a director. Mr. Steakley has served as Senior Vice President – Internal Audit of HCA Inc. since July 1999. From November 1997 to July 1999, Mr. Steakley was Vice President – Internal Audit for HCA Inc.

Lonnie J. Stout II	Mr. Stout, 57, has been a director and President and Chief Executive Officer of the Company since May 1986. Since July 1990, Mr. Stout has also served as Chairman of the Company. From 1982 to May 1984, Mr. Stout was a director of the Company, and served as Executive Vice President and Chief Financial Officer of the Company from October 1981 to May 1984.

CORPORATE GOVERNANCE

General

     The Company believes that good corporate governance is important to ensure that J. Alexander’s Corporation is managed for the long-term benefit of its shareholders. During the past year, the Company has continued to review its corporate governance policies and practices and to compare them to those suggested by various authorities on corporate governance and the practices of other public companies. The Company has also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the Commission and the new listing standards of the American Stock Exchange (“AMEX”).

     The Company’s Audit Committee charter can be accessed on the Company’s website at www.jalexanders.com.

Director Independence

     The Board has determined that each of the following directors and nominees will qualify as an “independent director” within the meaning of the AMEX listing standards.

E. Townes Duncan
Garland G. Fritts
J. Bradbury Reed
Brenda B. Rector
Joseph N. Steakley

Board Member Meetings and Attendance

     The Company strongly encourages each member of the Board of Directors to attend the Annual Meeting of Shareholders. All of the Company’s directors attended the 2003 Annual Meeting of Shareholders.

     Each of the incumbent directors of the Company attended at least 75% of the aggregate of (i) the total number of meetings held during 2003 by the Board of Directors and (ii) the total number of meetings held during 2003 by all committees of the Board of which he was a member.

     The Board of Directors of the Company held five meetings in 2003.

Board Committee Composition

     Audit Committee. The Board of Directors has an Audit Committee. The members of the Audit Committee are currently E. Townes Duncan (Co-Chair), Garland G. Fritts (Co-Chair) and J. Bradbury Reed. The Audit Committee, which held five meetings during 2003, meets with the Company’s independent auditors to review the Company’s consolidated financial statements. It is the function of this committee to ensure that the Company’s financial statements accurately reflect the Company’s financial position and results of operations. Effective upon the election of Ms. Rector and Mr. Steakley to the Board, the Audit Committee will be comprised of Joseph N. Steakley (Chair), Brenda B. Rector and Garland G. Fritts, each of whom is “independent” within the meaning of the AMEX listing standards and applicable Commission regulations. In addition, the Board has determined that each of Brenda B. Rector and Joseph N. Steakley is qualified as an “audit committee financial expert” within the meaning of Commission regulations and is “financially sophisticated” within the meaning of the AMEX listing standards.

     Compensation/Stock Option Committee. The Board of Directors has a Compensation/Stock Option Committee (the “Compensation Committee”). The Compensation Committee members are currently E. Townes Duncan (Chair) and Garland G. Fritts. The Compensation Committee is responsible for the periodic review of management’s compensation and administration of the Company’s stock option plans. The Compensation Committee held two meetings during 2003. Effective upon the election of Ms. Rector to the Board, she will join the Compensation Committee and will act as its Chair. The Board has determined that each member of the Company’s Compensation Committee is “independent” within the meaning of the AMEX listing standards.

     Nominating Committee. The Company’s Board of Directors currently has no standing nominating committee.

Director Candidates

     Candidates for nomination to the Board of Directors, including those suggested by shareholders in compliance with the Company’s charter, bylaws and applicable law, will be submitted to the Board of Directors with as much biographical information as is available and with a brief statement of the candidates’ qualifications for Board membership.

     While the Board of Directors may consider whatever factors it deems appropriate in its assessment of a candidate for board membership, candidates nominated to serve as directors will, at a minimum, in the judgment of the independent directors:

•	be able to represent the interests of the Company and all of its shareholders and not be disposed by affiliation or interest to favor any individual, group or class of shareholders or other constituency;

•	possess relevant background, skills and abilities, and characteristics that fulfill the needs of the Board at that time;

•	possess the background and demonstrated ability to contribute to the Board’s performance of its collective responsibilities, through senior executive management experience, relevant professional or academic distinction, and/or a record of relevant civic and community leadership;

•	have the highest ethical character and share the core values of the Company as reflected in the Code of Business Conduct and Ethics;

•	have a reputation, both personal and professional, consistent with the image and reputation of the Company;

•	have relevant expertise and experience, and be able to offer advice and guidance to the chief executive officer based on that expertise and experience; and

•	have the ability and the willingness to devote the necessary time and energy to exercise sound business judgment.

     The Board will preliminarily assess the candidate’s qualifications and suitability. If it is the consensus of the independent directors that a candidate is likely to meet the criteria for Board membership, the Board will advise the candidate of the Board’s preliminary interest and, if the candidate expresses sufficient interest will arrange interviews of the candidate with one or more members of the Board and request such additional information from the candidate as the Board deems appropriate. The independent directors will consider the candidate’s qualifications, the assessment of the individual’s background, skills and abilities, and whether such characteristics fulfill the needs of the Board at that time, confer and reach a collective assessment as to the qualifications and suitability of the candidate for Board membership.

     If a majority of the independent directors determine that the candidate is suitable and meets the criteria for Board membership, the candidate will be invited to meet with senior management of the Company, both to allow the candidate to obtain further information about the Company and to give management a basis for input to the Board regarding the candidate. On the basis of its assessment, and taking into consideration input from senior management, the Board will formally consider whether to recommend the candidate’s nomination for election to the Board of Directors. Approval by a majority of the independent directors will be required to recommend the candidate’s nomination.

Code of Business Conduct and Ethics

     The Company’s Board of Directors has adopted a Code of Business Conduct and Ethics applicable to the members of its Board of Directors and officers, including the Chief Executive Officer and Chief Financial Officer. The Company’s Code of Business Conduct and Ethics may be accessed on its website at www.jalexanders.com or a copy requested by writing to the following address: J. Alexander’s Corporation, Suite 260, 3401 West End Avenue, Nashville Tennessee 37203. The Company will make any legally required disclosures regarding amendments to, or waivers of, provisions of the Code of Business Conduct and Ethics on its website.

Communications with Members of the Board

     Shareholders interested in communicating directly with members of the Company’s Board of Directors may do so by writing to Corporate Secretary, J. Alexander’s Corporation, 3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37202.

EXECUTIVE COMPENSATION

     The following table provides information as to annual, long-term or other compensation during fiscal years 2003, 2002 and 2001 for the Company’s Chief Executive Officer and each of the other executive officers of the Company who were serving as executive officers at December 28, 2003 and one former officer who resigned in 2003 whose salary and bonus exceeded $100,000 (collectively, the “Named Officers”).

SUMMARY COMPENSATION TABLE

						Long Term Compensation
		Annual Compensation				Awards
				Other Annual		Restricted	Securities	All Other
Name and Principal				Compensation		Stock Awards	Underlying	Compensation
Position	Year	Salary ($)	Bonus($)	($) (1)		($)	Options (#)	($) (5)
Lonnie J. Stout II	2003	285,000	35,000	26,095	(2)	—	—	4,270	(6)
Chairman, President, Chief Executive	2002	285,000	71,250	26,507		—	—	3,065
Officer and Director	2001	285,000	—	24,697		—	—	1,993

R. Gregory Lewis	2003	157,000	10,000	18,098	(3)	—	—	4,037	(7)
Vice-President, Chief Financial	2002	151,750	39,250	17,408		—	—	2,950
Officer and Secretary	2001	148,000	—	17,583		—	10,000	2,522

J. Michael Moore	2003	119,800	10,000	18,606	(3)	—	5,000	3,243	(8)
Vice-President, Human Resources	2002	115,833	29,950	17,674		—	—	2,355
and Administration	2001	113,000	—	16,896		—	6,000	1,976

Mark A. Parkey	2003	117,000	7,500	18,389	(3)	—	5,000	3,049	(9)
Vice-President and	2002	110,292	29,250	19,866		—	—	2,184
Controller	2001	105,500	—	19,085		—	6,000	1,842

Ronald E. Farmer	2003	42,592	—	9,850	(4)	—	—	224,387	(10)
Vice-President,	2002	128,250	45,210	15,314		—	—	1,493
Development	2001	122,000	—	13,936		—	10,000	1,089

(1)	Includes, to the extent applicable, an auto allowance, premium cost of medical insurance, cost of a tax preparation service, auto expense reimbursement taxable to the Named Officer and imputed interest under the 1999 Loan Program taxable to the Named Officer.

(2)	Includes an auto allowance of $11,076 and $10,570 of imputed interest under the 1999 Loan Program taxable to Mr. Stout.

(3)	Includes an auto allowance of $10,656.

(4)	Includes an auto allowance of $3,552 and the cost of premiums for medical insurance of $5,748.

(5)	The ESOP shares included in this column for 2003 are valued at $7.00 per share, the closing price of the Company’s Common Stock on December 26, 2003.

(6)	Includes the $828 premium cost of term life insurance maintained for the benefit of Mr. Stout, $1,500 contributed by the Company to the Company’s 401(k) Plan on behalf of Mr. Stout, and 277 ESOP shares allocated to Mr. Stout.

(7)	Includes the $828 premium cost of term life insurance maintained for the benefit of Mr. Lewis, $1,200 contributed by the Company to the Company’s 401(k) Plan on behalf of Mr. Lewis and 287 ESOP shares allocated to Mr. Lewis.

(8)	Includes the $661 premium cost of term life insurance maintained for the benefit of Mr. Moore, $1,048 contributed by the Company to the Company’s 401(k) Plan on behalf of Mr. Moore and 219 ESOP shares allocated to Mr. Moore.

(9)	Includes the $646 premium cost of term life insurance maintained for the benefit of Mr. Parkey, $900 contributed by the Company to the Company’s 401(k) Plan on behalf of Mr. Parkey and 215 ESOP shares allocated to Mr. Parkey.

(10)	Mr. Farmer resigned in April 2003. Includes a severance payment of $89,576 payable in seventeen equal installments from April 2003 to December 2003. Mr. Farmer is also entitled to $47,423 in additional severance payments due in 2004. Also includes Mr. Farmer’s vested balance of the salary continuation plan of $134,168, and the $642 premium cost of term life insurance maintained for the benefit of Mr. Farmer.

Option Grants in Last Fiscal Year

     The following table provides information with respect to option grants to the Named Officers during 2003 under the Company’s J. Alexander’s Corporation 1994 Employee Stock Incentive Plan. This table includes the number of shares of Common Stock underlying options granted during the year, the percentage that such options represent of all options granted to employees during the year, the exercise price, the expiration date, and the potential realizable value of the options assuming both a 5% and 10% annual return on the underlying common stock from the date of grant of such option to the end of each option term.

	Individual Grants				Potential Realizable Value
	Number of	Percent of			at Assumed Annual Rates
	Securities	Total Options			of Stock Appreciation for
	Underlying	Granted to	Exercise		Option Terms
	Options	Employees in	Price	Expiration
Name	Granted(#)	2003(%)	($/Share)	Date	5% ($)	10% ($)
J. Michael Moore	5,000 (1)	5.6	4.25	7/22/13	13,364	33,867

Mark A. Parkey	5,000 (1)	5.6	4.25	7/22/13	13,364	33,867

(1)	Options will vest over three years in one-third increments beginning July 22, 2004.

Option Exercises and Year-End Value Table

     The following table provides information as to options exercised by the Named Officers during fiscal 2003. None of the Named Officers has held or exercised separate SARs. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 28, 2003. Also reported are the values for the “in-the-money” options, which represent the positive spread between the exercise price of any such outstanding stock options and the year-end price of the Common Stock.

			Number of Securities			Value of Unexercised
			Underlying Unexercised			In-the-Money Options
	Shares Acquired on	Value	Options At Fiscal Year End (#)			At Fiscal Year End ($)(1)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable		Exercisable	Unexercisable
Lonnie J. Stout II	—	—	394,099		5,901	827,000	—

R. Gregory Lewis	—	—	53,466		3,334	230,029	15,803

J. Michael Moore	—	—	19,800		7,000	85,952	23,180

Mark A. Parkey	—	—	25,000		7,000	108,000	23,180

Ronald E. Farmer(2)	40,866	24,110	—	—		—	—

(1)	Reflects the value of outstanding options based on the average of the high and low price of the Company’s Common Stock on December 26, 2003.

(2)	Mr. Farmer resigned in 2003.

Salary Continuation Plan

     Since 1978, the Company has provided a salary continuation plan for eligible employees (the “Salary Plan”) which will continue to operate in 2004. The Salary Plan generally provides for a retirement benefit of 50% of the employee’s salary on the date of entry into the plan with adjustments based on certain subsequent salary increases. The retirement benefit is payable over 15 years commencing at age 65. The Salary Plan also provides that in the event an employee dies while in the employ of the Company after entering the Salary Plan but before retirement, his or her beneficiaries, for a period of one year, will receive 100% of such employee’s salary at the applicable time under the Salary Plan. Thereafter, for a period of 10 years, or until such time as the employee would have attained age 65, whichever period is longer, the beneficiaries will receive 50% of such salary yearly. All officers and certain other key employees of the Company with three full years of service are eligible to participate in the Salary Plan, which is partially funded by life insurance purchased by the Company and payable to the Company on the death of the employees. An amount which approximates the cash value of the life insurance policy, or in some cases in which the Company currently self funds the retirement benefit, the cash value of the policy which would have been required to fund the retirement benefit, for each employee vests for the benefit of such employee at the rate of 10% per year for each year of service, including the first three years of service required for eligibility under the Salary Plan, and is payable to such employee upon termination of service with the Company for any reason other than death or retirement at age 65. Directors of the Company who are not also executive officers or employees do not participate in the Salary Plan.

     The annual benefits payable upon retirement at age 65 for each of Messrs. Stout and Lewis are currently $138,750 and $74,000, respectively. Currently, Mr. Moore would receive $59,900 and Mr. Parkey would receive annual benefits of $63,000 payable upon retirement at age 65. These amounts may be adjusted periodically pursuant to the terms of the Salary Plan.

Termination Benefits

     Pursuant to severance benefits agreements with the Company, in the event that Mr. Stout or Mr. Lewis is terminated or resigns after a change in responsibilities, then he will receive an amount equal to 18 months’ compensation. Based on current levels of compensation, such amounts would be $487,500 for Mr. Stout and $247,500 for Mr. Lewis.

Compensation of Directors

     In 2003, each director who was not also an employee of the Company received a monthly fee of $833.33 plus a fee of $1,000 for each attended meeting of the Board or Committee. In 2004, the Board increased the monthly fees and attendance fees paid to non-employee directors. Currently, each director who is not an employee of the Company receives a monthly fee of $1,250 plus a fee of $1,500 for each attended meeting of the Board or Committee.

     Each director who is not also an employee of the Company was eligible for grants of non-qualified stock options under the 1994 Employee Stock Incentive Plan, as amended (the “1994 Plan”) and will be eligible for such grants under the 2004 Equity Incentive Plan (the “Equity Incentive Plan”), if the Equity Incentive Plan is approved by the shareholders. Generally, directors who are not employees of the Company have been awarded options to purchase 10,000 shares of Common Stock upon joining the Board and options to purchase 1,000 shares of Common Stock for each succeeding year of service, with the exercise price being fair market value of the Common Stock on the date of grant. Pursuant to the terms of the 1994 Plan and the Equity Incentive Plan, no non-employee director will be eligible for a grant of incentive stock options under the 1994 Plan and the Equity Incentive Plan.

Compensation Committee Report

     Decisions on compensation of the Company’s executive officers are made by the Compensation Committee of the Company’s Board of Directors. Each member of the Compensation Committee is a non-employee director and is independent as that term is defined in the current rules of the AMEX. It is the responsibility of the Compensation Committee to determine whether in its judgment the executive compensation policies are reasonable and appropriate, meet their stated objectives and effectively serve the best interests of the Company and its shareholders.

Compensation Philosophy and Policies for Executive Officers

     The Compensation Committee believes that the primary objectives of the Company’s executive compensation policies should be:

•	to attract and retain talented executives by providing compensation that is, overall, competitive with the compensation provided to executives at companies of comparable size and position in the restaurant industry, while maintaining compensation within levels that are consistent with the Company’s overall financial objectives and operating performance;

•	to provide the appropriate incentives for executive officers to work towards the achievement of the Company’s annual sales, operating and development targets; and

•	to determine if it is appropriate to align the interests of its executive officers more closely with those of its shareholders and the long-term interests of the Company by providing long-term incentive compensation in the form of stock options or other stock-based awards.

     The Compensation Committee believes that the Company’s executive compensation policies should be reviewed each year following the time when the financial results of the prior year become final. The policies are reviewed in light of their consistency with the Company’s financial performance, the success achieved in meeting its sales and operating performance targets, achieving its overall strategic business plan objectives and its position within the restaurant industry. The compensation of individual executive officers is reviewed annually by the Compensation Committee in light of the executive compensation policies established for that year.

     The Compensation Committee sets the base compensation of the executive officers at a level that it believes appropriate considering the overall strategic direction of the Company, its position within the relative segment of the food service industry in which it operates and the overall responsibilities of each executive officer. The Compensation Committee believes that in addition to corporate performance, it is appropriate to consider in setting and reviewing executive compensation the personal contributions the particular individual may make to the success of the corporate enterprise. Such qualitative factors as demonstrated leadership skills, planning initiatives, development and morale building skills, and other such related factors have been deemed to be important qualitative factors to take into account when considering levels of compensation.

Compensation of Executive Officers

     The Compensation Committee believes that the compensation for each of the Named Officers should consist of a base salary, the potential for an annual bonus and long-term stock-based incentive compensation and has applied the policies described herein to fiscal 2003 compensation for executive officers as described below.

     Base Compensation. Base salaries for the Named Officers are at fixed levels generally between the 25th and 75th percentiles of salaries paid to senior managers with comparable qualifications, experience and responsibility at other corporations engaged in the same or similar businesses as the Company. The Compensation Committee subjectively determined, on the basis of discussions with the Chief Executive Officer and its experience in business generally and with the Company specifically, what it viewed to be appropriate levels of base compensation after taking into consideration each executive’s contributions and the level of performance of the Company overall. As a result of this review, increases averaging approximately 2.4% in the base salaries for the Named Officers for fiscal 2003 were made, with specific increases varying from 0% to 6.1%, reflecting the Compensation Committee’s subjective judgment as to individual contributions towards meeting the Company’s overall financial objectives and financial performance. The Compensation Committee did not assign any relative weight to the quantitative and qualitative factors which it applied subjectively in reaching its base compensation decisions.

     Annual Incentive Compensation. The principal factors in awarding an annual bonus to the Company’s executive officers are their ability to increase same store sales, improve corporate operating profits or maintain them at the appropriate levels for the sales achieved, and meet the Company’s overall strategic business plan objectives. The Compensation Committee also may consider other factors when awarding annual bonuses, such as the executive’s contribution to concept development, improvement in financial performance and the impact the executive officers have on programs that enhance shareholder value.

     The Compensation Committee generally believes that an annual bonus award in the range of 15% to 50% of the executive officer’s annual base compensation is appropriate in light of the relatively low to moderate base salary levels. During fiscal 2003, bonuses averaging 9.2% of the executive officers’ annual base compensation were awarded to the executive officers, with specific bonuses ranging from $7,500 to $35,000, reflecting the Compensation Committee’s subjective judgment as to individual contributions to the Company’s performance in achieving certain development objectives; no bonuses were awarded based on the Company’s operating performance described above.

     Long-Term Incentive Compensation. During the Company’s fiscal year the Compensation Committee considers the advisability of granting the Company’s senior executives long-term incentive compensation in the form of awards under the Company’s stock incentive plan. The Compensation Committee believes that its past grants of stock options have successfully focused the Company’s management team on building profitability and enhancing shareholder value.

     The Company currently has no set policy as to when stock options should be awarded. The Compensation Committee believes that the Company should make it a part of its regular executive compensation policies to consider granting annual awards of stock options to executive officers to provide long-term incentives as part of each executive’s annual compensation package. The Compensation Committee also believes that any grant should be made on terms established at the time of the annual review, and that the exercise price of stock options should be the fair market value of the Company’s Common Stock on the date of grant. Generally, the Compensation Committee’s policy is that stock options should vest gradually over a period of three or more years.

     The Compensation Committee believes that long-term stock-based incentive compensation should be structured so as to more closely align the interests of the executives with those of the Company’s shareholders. The Compensation Committee determines the award of stock option grants to the executive officers and takes into account the recommendations of the Chief Executive Officer prior to approving annual awards of long-term stock-based incentive compensation to the other executive officers.

Loan Program

     In 1999, the Company’s Board of Directors established a loan program designed to enable eligible employees to purchase shares of the Company’s common stock. Under the program eligible participants were permitted to borrow an amount equal to the full price of common stock purchased. The plan authorized $1 million in loans to employees. The employee loans are payable on December 31, 2006, unless repaid sooner pursuant to terms of the loan program. Pursuant to the terms of the loan program, participants received one share of Common Stock and one share of restricted stock under the Company’s 1994 Plan for every 20 shares purchased pursuant to the loan program. The restricted stock vests in 20% increments on the second through sixth anniversaries of the date of issuance. The Compensation Committee believes that the loan program, which facilitated employee purchases of Common Stock, more closely aligns employee interests with shareholder interests.

Compensation of Chief Executive Officer

     The Compensation Committee believes that the Chief Executive Officer’s compensation is consistent with its general policies concerning executive compensation and is appropriate in light of the Company’s financial objectives and performance. Awards of long-term incentive compensation to the Chief Executive Officer are considered concurrently with awards to other executive officers and follow the same general policies as such other long-term incentive awards. Of the options previously granted to Mr. Stout for the purchase of 400,000 shares of Common Stock, options for 180,000 of these shares were originally granted at an exercise price equal to the current market price on the date of grant and the exercise price increases 15% annually.

Compliance with Internal Revenue Code Section 162(m).

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), enacted in 1993, generally prohibits public companies from deducting the Chief Executive Officer’s and four other most highly compensated executive officers’ compensation, to the extent such compensation exceeds $1 million for any individual officer. Performance-based compensation is not subject to the deduction limit if certain requirements are met. Since the compensation of each of the Company’s executive officers is significantly less than $1 million, the Company has not addressed the steps that it would take to structure the performance-based portion of the compensation of its executive officers in a manner that would comply with the statute.

Respectfully submitted,
E. Townes Duncan (Chairman)
Garland G. Fritts

Performance Graph

     The following graph compares the five-year cumulative returns of $100 invested on December 31, 1998 in (a) the Company, (b) the CoreData Restaurant Group Industry Index (“CD Group Index”), (c) the Standard & Poor’s 500 Index (“S&P 500 Index”), and (d) the American Stock Exchange Market Index (“AMEX Market Index”) assuming the reinvestment of all dividends.

End of Fiscal Year	1998	1999	2000	2001	2002	2003
J. Alexander’s Corporation	$100.00	$78.13	$57.83	$55.00	$67.50	$175.00

CD Group Index	$100.00	$95.16	$90.44	$91.72	$73.21	$100.80

AMEX Market Index	$100.00	$124.67	$123.14	$117.47	$112.78	$153.50

S&P 500 Index	$100.00	$121.04	$110.02	$96.95	$75.52	$97.18

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is comprised of three non-employee directors and operates under a written charter. The Audit Committee Charter is posted on the Company’s website at www.jalexanders.com. Effective upon the election by the shareholders of Brenda B. Rector and Joseph N. Steakley, the Audit Committee will be comprised of Joseph N. Steakley (Chairman), Brenda B. Rector and Garland G. Fritts, each of whom is independent under the rules of the American Stock Exchange and applicable Securities and Exchange Commission regulations.

     The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee (i) the integrity of the financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the outside auditors’ qualifications and independence, and (iv) the performance of the Company’s independent outside auditors. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent auditors. The independent auditors report directly to the Audit Committee. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company’s independent auditors are responsible for planning and carrying out proper annual audits and quarterly reviews of the Company’s financial statements. The independent auditors express an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States.

     In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditor’s independence.

     The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the external auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 28, 2003, for filing with the Securities and Exchange Commission.

Respectfully submitted,

E. Townes Duncan (Co-Chair)
Garland G. Fritts (Co-Chair)
J. Bradbury Reed

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     E. Townes Duncan, a director of the Company, is a minority owner of and manages the investments of Solidus Company, the Company’s largest shareholder. Pursuant to a Stock Purchase and Standstill Agreement between Solidus, LLC (the predecessor to Solidus) and the Company dated March 22, 1999, Solidus purchased 1,086,266 shares of Common Stock for $3.75 per share, for an aggregate purchase price of $4,073,497.50. In addition, Solidus agreed that (i) for a period of seven years, Solidus and its affiliates would not acquire or hold more than 33% of the Company’s Common Stock; (ii) for a period of seven years, Solidus and its affiliates would not solicit proxies for a vote of the shareholders of the Company; (iii) for a period of seven years, Solidus and its affiliates would not sell the Company’s Common Stock, except to the Company, a person, entity or group approved by the Company or to an affiliate of Solidus; (iv) the above restrictions on Solidus’ ownership and ability to solicit proxies would terminate in the event of certain tender offers or exchange offers, a notice filing with the Department of Justice relating to the acquisition by a third party of more than 15% of the outstanding Common Stock or with the Commission relating to the acquisition by a third party of more than 10% of the outstanding Common Stock, the Company’s proposing or approving a merger or other business combination, or a change to a majority of the Company’s Board of Directors over a two-year period; and (v) Solidus would not exercise rights attributable to the 1,086,266 shares of Common Stock purchased on March 22, 1999, during the Company’s rights offering in 1999.

     In August 2003, Solidus and the Company executed the First Amendment. Under the terms of the First Amendment, the Company authorized Solidus to pledge the Common Stock of the Company owned by it as collateral security for the payment and performance of Solidus’ obligations under a credit agreement with a bank. In the event that Solidus defaults on its obligations to the bank, and such default results in the need to liquidate the related collateral, the bank is required to give the Company written notice of the number of shares it intends to sell and the price at which such shares are to be sold. The Company has the exclusive right within the first 30 days subsequent to receipt of such written notice to purchase all or any portion of the shares subject to sale and, should the Company decline to purchase any of the applicable shares, the bank may sell such shares over the ensuing 50 days on terms no more favorable than the terms stated in the written notice referred to above.

     In 1999, the Company’s Board of Directors established a loan program designed to enable eligible employees to purchase shares of the Company’s Common Stock. Under the terms of the loan program, all full-time employees as well as part-time employees who had at least five years of employment with the Company were eligible to borrow amounts ranging from a minimum of $10,000 to a maximum of 100% of their annual salary. Borrowings in excess of the maximum were allowed upon approval by the Compensation Committee or the officers of the Company, as applicable. The aggregate amount of loans authorized were $1 million.

     Pursuant to the terms of the loan program, participants received one share of bonus Common Stock and one share of restricted stock for every 20 shares purchased pursuant to the loan program, issued pursuant to the 1994 Plan. The shares of restricted stock vest at a rate of 20% on each of the second through the sixth anniversaries of February 18, 2000.

     The following officers borrowed amounts under the 1999 Loan Program in excess of $60,000. Mr. Stout borrowed $424,005 to purchase 128,971 shares of Common Stock. He received 6,449 shares of bonus stock and 6,449 shares of restricted stock. Mr. Moore borrowed $76,397 to purchase 23,238 shares. He received 1,162 shares of bonus stock and 1,162 shares of restricted stock. In addition, Mr. Moore received an additional loan in the amount of $1,283. The market price of the Common Stock was $3.625 per share at the time of the award of the shares of the bonus stock and the shares of restricted stock. Currently, Mr. Stout and Mr. Moore owe $392,130 and $64,412, respectively, to the Company.

     All loans made under the loan program bear interest at an annual rate of 3%, payable quarterly, and are due and payable on December 31, 2006, at which time the remaining unpaid principal amount and unpaid interest will become due and payable. In the event a participant receives from the Company bonus compensation, 30% of any such bonus is to be applied to the outstanding principal balance of the loan. Further, a participant’s loan may become due and payable upon termination of a participant’s employment or failure to make any payment when due, as well as under other circumstances set forth in the loan program documents. The interest rate and payment terms are adjusted to terms comparable to market rates and terms in the event a participant sells or pledges the shares purchased pursuant to the loan program (including shares of bonus stock and restricted stock awarded in connection with the program) without the Company’s prior consent.

     Mr. Reed is a member of the law firm of Bass, Berry & Sims PLC. This law firm has served as the Company’s outside legal counsel since the Company’s inception in 1971.

PROPOSAL 2: ADOPTION OF THE J. ALEXANDER’S CORPORATION
2004 EQUITY INCENTIVE PLAN

     Shareholders are being asked to approve the Equity Incentive Plan attached as Exhibit A to replace the 1994 Plan. The purpose of the Equity Incentive Plan is to promote the interests of the Company and its shareholders by, among other things, (i) attracting and retaining officers, employees and directors of, and consultants to, the Company and its subsidiaries and affiliates, (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals, (iii) enabling such individuals to participate in the long-term growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by such individuals and (v) linking their compensation to the long-term interests of the Company and its shareholders.

     No further awards will be granted under the 1994 Plan. The Equity Incentive Plan will be effective as of March 25, 2004, provided it has been approved by the Company’s shareholders. No new awards will be granted under the Equity Incentive Plan after the tenth (10th) anniversary of its effective date.

     If approved by the Company’s shareholders, the Equity Incentive Plan would set aside for issuance 370,000 shares of Common Stock, including an aggregate of 68,912 shares carried over from the 1994 Plan for which awards were never granted under the 1994 Plan. These 370,000 shares of Common Stock represent 5.7% of the Company’s total number of shares of Common Stock outstanding as of April 14, 2004. In addition, up to 762,046 shares that are currently subject to outstanding awards under the 1994 Plan, when and if any such awards are forfeited or terminated without the delivery of shares under the 1994 Plan, will become available for grant under the Equity Incentive Plan.

     As described in more detail below, the Equity Incentive Plan contains the following provisions:

•     The Equity Incentive Plan prohibits the Committee from amending the terms of previously granted options to reduce the exercise price or canceling a previously granted option and substituting another option with a lower exercise price.

•     The Equity Incentive Plan limits to 75,000 shares the number of restricted shares, restricted share units and other similar stock-based awards that the Committee can grant under the Equity Incentive Plan.

•     The Equity Incentive Plan provides that restricted share and restricted share unit awards will have a minimum vesting period of one year from the date of the award.

•     The Equity Incentive Plan provides that any options granted under the Equity Incentive Plan, other than Substitute Awards (as defined herein), may not be granted at less than the fair market value of the Common Stock on the date of grant.

•     The Equity Incentive Plan limits to 50,000 the maximum number of shares with respect to which all performance awards may be granted to a Covered Employee (as defined in the Equity Incentive Plan) in each year of the performance period and to $500,000 the maximum amount of any award to such an employee that may be settled in cash in each year of the performance period.

     The following is a brief summary of the principal features of the Equity Incentive Plan, which is qualified in its entirety by reference to the Equity Incentive Plan itself, a copy of which is attached hereto as Exhibit A and incorporated herein by reference.

     Shares Available for Awards under the Plan. Under the Equity Incentive Plan, awards may be made in Common Stock. Subject to adjustment as provided by the terms of the Equity Incentive Plan, the maximum number of shares of Common Stock with respect to which awards may be granted under the Equity Incentive Plan is 370,000 (which includes an aggregate of 68,912 shares under the 1994 Plan that were authorized but not granted). Except as adjusted in accordance with the terms of the Equity Incentive Plan, no more than 75,000 shares may be granted as restricted shares, restricted share unit and other similar stock-based awards. The maximum number of shares with respect to which awards may be granted under the Equity Incentive Plan shall be increased by the number of shares with respect to which options or other awards were granted under the 1994 Plan as of the effective date of this Equity Incentive Plan, but which terminate, expire unexercised, or are settled for cash, forfeited or cancelled without delivery of the shares under the terms of the 1994 Plan after the effective date of this Equity Incentive Plan.

     Shares of Common Stock issued under the Equity Incentive Plan may be either newly issued shares or shares which have been reacquired by the Company. Shares issued by the Company as substitute awards granted solely in assumption of outstanding awards previously granted by a company acquired by the Company or with which the Company combines (“Substitute Awards”) do not reduce the number of shares available for awards under the Equity Incentive Plan.

     The Plan provides that no single participant may receive options or Stock Appreciation Rights (“SARs”) in any calendar year that relate to more than 50,000 shares of Common Stock, subject to adjustment in certain circumstances.

     With certain limitations, awards made under the Equity Incentive Plan may be adjusted by the Committee in its discretion or to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Equity Incentive Plan in the event of any stock dividend, reorganization, recapitalization, stock split, combination, merger, consolidation, change in laws, regulations or accounting principles or other relevant unusual or nonrecurring event affecting the Company.

     Eligibility and Administration. Current and prospective officers and employees, and directors of, and consultants to, the Company or its subsidiaries or affiliates are eligible to be granted awards under the Equity Incentive Plan. As of December 28, 2003, approximately 2,600 individuals were eligible to participate in the Equity Incentive Plan; the Company’s past practice has been to grant awards to approximately 100 individuals. The Committee will administer the Equity Incentive Plan, except with respect to awards to non-employee directors serving on the Committee, for which the Equity Incentive Plan will be administered by the Board of Directors. The Committee will be composed of not less than two non-employee directors, each of whom will be a “Non-Employee Director” for purposes of Section 16 of the Exchange Act and Rule 16b-3 thereunder and an “outside director” within the meaning of Section 162(m) and the regulations promulgated under the Code. Subject to the terms of the Equity Incentive Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted, determine and later amend (subject to certain limitations) the terms and conditions of any award, interpret and specify the rules and regulations relating to the Equity Incentive Plan, and make all other determinations which may be necessary or desirable for the administration of the Equity Incentive Plan.

     Stock Options and Stock Appreciation Rights. The Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The Committee may specify the terms of such grants subject to the terms of the Equity Incentive Plan. The Committee is also authorized to grant SARs, either with or without a related option. The exercise price per share subject to an option is determined by the Committee, but may not be less than the fair market value of a share of Common Stock on the date of the grant, except in the case of Substitute Awards. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Committee, except that no option or tandem SAR relating to an option may have a term exceeding ten years. Incentive stock options or tandem SARs related thereto that are granted to holders of more than ten percent of the Company’s voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.

     Restricted Shares and Restricted Share Units. The Committee is authorized to grant restricted shares of Common Stock and restricted share units. Restricted shares are shares of Common Stock subject to transfer restrictions as well as forfeiture upon certain terminations of employment prior to the end of a restricted period or other conditions specified by the Committee in the award agreement. A participant granted restricted shares of Common Stock generally has most of the rights of a shareholder of the Company with respect to the restricted shares, including the right to receive dividends and the right to vote such shares. None of the restricted shares may be transferred, encumbered or disposed of during the restricted period or until after fulfillment of the restrictive conditions.

     Each restricted share unit has a value equal to the fair market value of a share of Common Stock on the date of grant. The Committee determines, in its sole discretion, the restrictions applicable to the restricted share units. A participant will be credited with dividend equivalents on any vested restricted share units at the time of any payment of dividends to shareholders on shares of Common Stock. Except as determined otherwise by the Committee, restricted share units may not be transferred, encumbered or disposed of, and such units shall terminate, without further obligation on the part of the Company, unless the participant remains in continuous employment of the Company for the restricted period and any other restrictive conditions relating to the restricted share units are met.

     The Equity Incentive Plan provides that restricted share and restricted unit awards shall contain provisions which prohibit any forfeiture and transfer restrictions from lapsing with respect to all of the shares covered under an award until the first anniversary of the grant of that award.

     Performance Awards. A performance award consists of a right that is denominated in cash or shares of Common Stock, valued in accordance with the achievement of certain performance goals during certain performance periods as established by the Committee, and payable at such time and in such form as the Committee shall determine. Performance awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the Committee. Termination of employment prior to the end of any performance period, other than for reasons of death or total disability, will result in the forfeiture of the performance award. Absent a determination by the Commitment to the contrary, a participant’s rights to any performance award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution.

     Performance awards are subject to certain specific terms and conditions under the Equity Incentive Plan. Performance goals for Covered Officers (as defined in the Equity Incentive Plan) will be limited to one or more of the following financial performance measures relating to the Company or any of its subsidiaries, operating units or divisions: (a) earnings before interest, taxes, depreciation and/or amortization; (b) operating income or profit; (c) operating efficiencies; (d) return on equity, assets, capital, capital employed, or investment; (e) after tax operating income; (f) net income; (g) earnings or book value per share; (h) cash flow(s); (i) total sales or revenues or sales or revenues per employee; (j) stock price or total shareholder return; (k) dividends; or (l) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, or to assets or net assets.

     To the extent necessary to comply with Section 162(m), with respect to grants of performance awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m)), the Committee will, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee will certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable award agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period. With respect to any Covered Officer, the maximum number of shares in respect of which all performance awards may be granted under the Equity Incentive Plan in each year of the performance period is 50,000 and the maximum amount of any award settled in cash is $500,000 in each year of the performance period.

     Other Stock-Based Awards. The Committee is authorized to grant any other type of awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common Stock. The Committee will determine the terms and conditions of such awards, consistent with the terms of the Equity Incentive Plan.

     Non-Employee Director Awards. The Board of Directors may provide that all or a portion of a non-employee director’s annual retainer and/or retainer fees or other awards or compensation as determined by the Board be payable in non-qualified stock options, restricted shares, restricted share units and/or other stock-based awards, including unrestricted shares. The Board of Directors will determine the terms and conditions of any such awards, including those that apply upon the termination of a non-employee director’s service as a member of the Board of Directors.

     Termination of Employment. The Committee will determine the terms and conditions that apply to any award upon the termination of employment with the Company, its subsidiaries and affiliates, and provide such terms in the applicable award agreement or in its rules or regulations.

     Change in Control. Unless otherwise set forth in an award agreement, all outstanding awards vest, become immediately exercisable or payable or have all restrictions lifted immediately upon a Change in Control (as defined in the Equity Incentive Plan). See Exhibit A attached hereto.

     Amendment and Termination. The Board of Directors may amend, alter, suspend, discontinue or terminate the Equity Incentive Plan or any portion of the Equity Incentive Plan at any time, except that shareholder approval must be obtained for any such action if such approval is necessary to comply with any tax or regulatory requirement with which the Board deems it desirable or necessary to comply. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award, either prospectively or retroactively. The Committee does not have the power, however, to amend the terms of previously granted options to reduce the exercise price per share subject to such option or to cancel such options and grant substitute options with a lower exercise price per share than the cancelled options. The Committee also may not amend an award so as to adversely affect the rights of any award holder without the award holder’s consent.

     Other Terms of Awards. The Company may take action, including the withholding of amounts from any award made under the Equity Incentive Plan, to satisfy withholding and other tax obligations. The Committee may provide for additional cash payments to participants to defray any tax arising from the grant, vesting, exercise or payment of any award. Awards granted under the Equity Incentive Plan generally may not be pledged or otherwise encumbered or transferred except (i) by will or by the laws of descent and distribution; (ii) to a member of the participant’s immediate family or a trust for the benefit of an immediate family member; (iii) to a partnership of which the only partners are members of the participant’s immediate family; or (iv) as permitted by the Committee in its discretion. Incentive stock options may not be pledged or otherwise encumbered or transferred except by will or by the laws of descent and distribution.

     Certain Federal Income Tax Consequences. The following is a brief description of the current federal income tax consequences generally arising with respect to awards under the Equity Incentive Plan.

     Tax consequences to the Company and to participants receiving awards will vary with the type of award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive stock option, a nonqualified option, a reload option, an SAR or a restricted share award. A participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares of Common Stock acquired on the date of exercise.

     If a participant sells shares of Common Stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of Common Stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the incentive stock option shares of Common Stock), and (ii) the exercise price. Otherwise, a participant’s disposition of shares of Common Stock acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares of Common Stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

     The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of Common Stock for the incentive stock option holding periods prior to disposition of the shares.

     Similarly, the exercise of an SAR will result in ordinary income on the value of the stock appreciation right to the individual at the time of exercise. The Company will be allowed a deduction for the amount of ordinary income recognized by a participant with respect to an SAR. Upon a grant of restricted stock, the participant will recognize ordinary income on the fair market value of the Common Stock at the time shares of restricted stock become vested unless a participant makes an election under Section 83(b) of the Code to be taxed at the time of grant. The participant also is subject to capital gains treatment on the subsequent sale of any Common Stock acquired through the exercise of an SAR or restricted share award. For this purpose, the participant’s basis in the Common Stock is its fair market value at the time the SAR is exercised or the restricted share becomes vested (or is granted, if an election under Section 83(b) is made). Reload options are taxed in the same manner as incentive options and nonqualified options, depending on the type of option that is issued under the reload grant. Payments made under performance awards are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to the participant.

     Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid in excess of $1 million in any tax year to its five most highly compensated executives. However, compensation that qualifies as “performance-based compensation” is excluded from this $1 million deduction limit and therefore remains fully deductible by the company that pays it. The Company intends that (i) performance awards and (ii) options granted (a) with an exercise price at least equal to 100% of fair market value of the underlying shares of Common Stock at the date of grant and (b) to employees the Committee expects to be named executive officers at the time a deduction arises in connection with such awards, qualify as “performance-based compensation” so that these awards will not be subject to the Section 162(m) deduction limitations.

     The foregoing discussion is general in nature and is not intended to be a complete description of the federal income tax consequences of the Equity Incentive Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Equity Incentive Plan are urged to consult a tax advisor as to the tax consequences of participation.

     The Equity Incentive Plan is not intended to be a “qualified plan” under Section 401(a) of the Code.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE J. ALEXANDER’S CORPORATION 2004 EQUITY INCENTIVE PLAN.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     The following table summarizes information concerning the Company’s equity compensation plans at December 28, 2003:

Number of Shares
Remaining Available for
Future Issuance Under
	Number of Shares to be		Equity Compensation
	Issued upon Exercise of	Weighted Average Exercise	Plans (Excluding Shares
	Outstanding Options and	Price of Outstanding Options	Reflected in First
Plan Category	Warrants	and Warrants	Column)
Equity compensation plans approved by shareholders	789,310	$4.32	66,912

Equity compensation plans not approved by shareholders	N/A	N/A	N/A

Total	789,310	$4.32	66,912

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 2003, the Compensation Committee of the Board of Directors was composed of E. Townes Duncan and Garland G. Fritts. Neither of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among the Company’s executive officers, members of the Compensation Committee or entities whose executives serve on the Board of Directors that require disclosure under applicable Commission regulations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Commission and AMEX. Executive officers, directors and greater than 10% shareholders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the Forms 3, 4 and 5 and amendments thereto and certain written representations furnished to the Company, the Company believes that during the fiscal year ended December 28, 2003, its executive officers and directors complied with all applicable filing requirements.

RELATIONSHIP WITH INDEPENDENT AUDITORS

     As reported on a Current Report on Form 8-K filed with the Commission, on April 20, 2004, KPMG LLP (“KPMG”) was appointed to serve as the Company’s independent auditors for the year ending January 2, 2005 and Ernst & Young LLP (“Ernst & Young”) was dismissed as the Company’s independent auditors. The decision to change independent auditors was made by the Audit Committee. The Audit Committee expressed its satisfaction with the services of Ernst & Young, which had served as the Company’s independent auditors since the Company’s inception.

     Ernst & Young’s reports on the Company’s consolidated financial statements for the fiscal years ended December 28, 2003 and December 29, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the fiscal years ended December 28, 2003 and December 29, 2002 and through the date of Ernst & Young’s dismissal, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Ernst & Young’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years; and there were no reportable events as listed in Item 304(a)(1)(v) of Regulation S-K.

     During the years ended December 28, 2003 and December 29, 2002 and through the date of Ernst & Young’s dismissal, the Company did not consult KPMG regarding any of the matters or events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     The Company has been informed that representatives of Ernst & Young and KPMG plan to attend the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to shareholders’ questions.

     Audit Fees. The aggregate fees billed to the Company by Ernst & Young during 2003 for professional services rendered for the audit of the Company’s annual financial statements, for the reviews of the financial statements included in the quarterly reports on Form 10-Q and services that are normally provided by the independent auditor in connection with statutory and regulatory filings totaled $135,000 for 2003 and $117,000 for 2002.

     Audit-Related Fees. The aggregate fees billed to the Company by Ernst & Young for accounting consultation services, services related to employee benefit plans and the issuance of letters related to liquor permits totaled $29,900 in 2003 and $42,450 in 2002.

     Tax Fees. The aggregate fees billed to the Company by Ernst & Young for professional services rendered for tax return preparation and tax planning were $71,985 in 2003 and $109,367 in 2002.

     All Other Fees. The aggregate fees billed by Ernst & Young for products or services other than those described above totaled $1,500 in 2003 and $1,500 in 2002.

     All audit related services, tax services and other services for 2003 were pre-approved by the Audit Committee, except for de minimis fees approved by our Audit Committee chair and disclosed to the Audit Committee. The Audit Committee concluded that the provision of such services by Ernst & Young was compatible with the maintenance of that firm’s independence in the conduct of its auditing function.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS TO BE
PRESENTED AT THE 2005 ANNUAL MEETING OF SHAREHOLDERS

     Any proposal intended to be presented for action at the 2005 Annual Meeting of Shareholders by any shareholder of the Company must be received by the Secretary of the Company not later than December 28, 2004, in order for such proposal to be considered for inclusion in the Company’s Proxy Statement and proxy relating to its 2005 Annual Meeting of Shareholders. Nothing in this paragraph shall be deemed to require the Company to include any shareholder proposal that does not meet all the Commission’s requirements for inclusion in effect at the time.

     For other shareholder proposals to be timely (but not considered for inclusion in the Company’s Proxy Statement), a shareholder’s notice must be received by the Secretary of the Company not less than 75 days nor more than 90 days prior to April 26, 2005. For proposals that are not timely filed, the Company retains discretion to vote proxies it receives. For proposals that are timely filed, the Company retains discretion to vote proxies it receives provided (1) it includes in the Proxy Statement advice on the nature of the proposal and how the Company intends to exercise its voting discretion and (2) the proponent does not issue a proxy statement.

METHOD OF COUNTING VOTES

     Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the proxy card. A broker non-vote occurs when a broker holding shares registered in street name is permitted to vote, in the broker’s discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the “non-vote”) on the non-routine matter. Under the rules and regulations of the primary trading markets applicable to most brokers, the election of directors is a routine matter on which a broker has the discretion to vote if instructions are not received from the client in a timely manner. Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum. Directors will be elected by a plurality of the votes cast in the election by the holders of the Common Stock represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes for or against any director nominee. Because the Equity Incentive Plan must be approved by the favorable vote of a majority of the votes cast on the proposal to adopt the Equity Incentive Plan, abstentions and “non-votes” will have no effect on approval of the Equity Incentive Plan. Any other matters that may properly come before the meeting or any adjournment thereof shall be approved by the affirmative vote of a majority of the votes cast by holders of Common Stock represented and entitled to vote at the Annual Meeting, and abstentions and “non-votes” will have no effect on the outcome of the vote.

MISCELLANEOUS

     In certain instances, one copy of the Company’s Annual Report or Proxy Statement may be delivered to two or more shareholders who share an address. The Company will deliver promptly upon written or oral request a separate copy of the annual report or Proxy Statement, to a shareholder at a shared address to which a single copy of the documents was delivered. Conversely, shareholders sharing an address who are receiving multiple copies of annual reports or Proxy Statements may request delivery of a single copy.

Requests should be addressed to:
R. Gregory Lewis
Secretary
J. Alexander’s Corporation
3401 West End Avenue, Suite 260
P. O. Box 24300
Nashville, Tennessee 37202
(615) 269-1900

     A copy of the Company’s Annual Report is being mailed to shareholders concurrently with the mailing of this Proxy Statement. It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, shareholders who do not expect to attend in person are urged, regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy promptly.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 28, 2003 MAY BE OBTAINED, WITHOUT CHARGE, BY ANY SHAREHOLDER TO WHOM THIS PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO R. GREGORY LEWIS, SECRETARY, J. ALEXANDER’S CORPORATION, P.O. BOX 24300, NASHVILLE, TENNESSEE 37202.

Date: April 26, 2004

Exhibit A

J. ALEXANDER’S CORPORATION

2004 EQUITY INCENTIVE PLAN

SECTION 1. PURPOSE

     This plan shall be known as the “J. Alexander’s Corporation 2004 Equity Incentive Plan” (the “Plan”). The purpose of the Plan is to promote the interests of J. Alexander’s Corporation, a Tennessee corporation (the “Company”), and its shareholders by (i) attracting and retaining officers, employees, and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals, (iii) enabling such individuals to participate in the long-term growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by such individuals, and (v) linking their compensation to the long-term interests of the Company and its shareholders. With respect to any awards granted under the Plan that are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements.

SECTION 2. DEFINITIONS

     As used in the Plan, the following terms shall have the meanings set forth below:

     (a) “AFFILIATE” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

     (b) [Intentionally Omitted.].

     (c) “AWARD” shall mean any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Award, Other Stock-Based Award or other award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish.

     (d) “AWARD AGREEMENT” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

     (e) “BOARD” shall mean the board of directors of the Company.

     (f) “CAUSE” shall mean, unless otherwise defined in the applicable Award Agreement, (i) a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, (ii) a

Participant’s willful misconduct or dishonesty, which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate, (iii) the engaging by the participant in conduct which is demonstrably injurious to the Company, monetarily or otherwise, (iv) a material failure on the part of a Participant to meet performance standards or objectives established by the Participant’s supervisor(s), (v) a material breach or violation of the Company’s employee policies, or (vi) any act, omission or failure to act by the participant which the Committee determines, in its sole discretion, constitutes Cause. For purposes of this paragraph, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company. Any determination of Cause for purposes of the Plan or any Award shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant.

     (g) “CHANGE IN CONTROL” shall mean, unless otherwise defined in the applicable Award Agreement, any of the following events:

     (i) any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company’s securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or

     (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor company or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

     (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired beneficial ownership of more than the permitted amount of the outstanding voting securities as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities outstanding, increased the proportional number of shares beneficially owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional voting securities beneficially owned by the Subject Person, then a Change in Control shall occur.

     (h) “CODE” shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (i) “COMMITTEE” shall mean a committee of the Board composed of not less than two Non-Employee Directors, each of whom shall be a “Non-Employee Director” for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder and an “outside director” for purposes of Section 162(m) and the regulations promulgated under the Code.

     (j) “CONSULTANT” shall mean any consultant to the Company or its Subsidiaries or Affiliates.

     (k) “COVERED OFFICER” shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m); provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid.

     (l) “DIRECTOR” shall mean a member of the Board.

     (m) “DISABILITY” shall mean, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan.

     (n) “EMPLOYEE” shall mean a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.

     (o) “EXCHANGE ACT” shall mean the Securities Exchange Act of 1934, as amended from time to time.

     (p) “FAIR MARKET VALUE” with respect to the Shares, shall mean, for purposes of a grant of an Award as of any date, (i) the closing sales price of the Shares on the American Stock Exchange, or any other such exchange on which the Shares are traded, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.

     (q) “INCENTIVE STOCK OPTION” shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

     (r) “NON-QUALIFIED STOCK OPTION” shall mean an option to purchase Shares from the Company that is granted under Sections 6 or 10 of the Plan and is not intended to be an Incentive Stock Option.

     (s) “NON-EMPLOYEE DIRECTOR” shall mean a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.

     (t) “OPTION” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

     (u) “OPTION PRICE” shall mean the purchase price payable to purchase one Share upon the exercise of an Option.

     (v) “OTHER STOCK-BASED AWARD” shall mean any Award granted under Sections 9 or 10 of the Plan.

     (w) “OUTSIDE DIRECTOR” means, with respect to the grant of an Award, a member of the Board then serving on the Committee.

     (x) “PARTICIPANT” shall mean any Employee, Director, Consultant or other person who receives an Award under the Plan.

     (y) “PERFORMANCE AWARD” shall mean any Award granted under Section 8 of the Plan.

     (z) “PERSON” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

     (aa) “RESTRICTED SHARE” shall mean any Share granted under Sections 7 or 10 of the Plan.

     (bb) “RESTRICTED SHARE UNIT” shall mean any unit granted under Sections 7 or 10 of the Plan.

     (cc) “RETIREMENT” shall mean, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from the employ or service of the Company or any of its Subsidiaries or Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, retirement on or after such Participant’s 65th birthday.

     (dd) “SEC” shall mean the Securities and Exchange Commission or any successor thereto.

     (ee) “SECTION 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

     (ff) “SECTION 162(m)” shall mean Section 162(m) of the Code and the regulations promulgated thereunder and any successor or provision thereto as in effect from time to time.

     (gg) “SHARES” shall mean shares of the common stock, $0.05 par value, of the Company.

     (hh) “STOCK APPRECIATION RIGHT OR SAR” shall mean a stock appreciation right granted under Sections 6 or 10 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Fair Market Value on the date of grant.

     (ii) “SUBSIDIARY” shall mean any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

     (jj) “SUBSTITUTE AWARDS” shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

     (kk) “TANDEM SAR” shall mean an SAR that is granted under Sections 6 or 10 of the Plan in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

SECTION 3. ADMINISTRATION

     3.1 Authority of Committee. The Plan shall be administered by the Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Outside Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with Awards; (iv) determine the timing, terms, and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) amend or modify the terms of any Award at or after grant consistent with the terms of the Plan, and with the consent of the holder of the Award, if required; (x) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 14 hereunder to amend or terminate the Plan. Except as permitted by the provisions of Section 4.2 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options to reduce the Option Price of such Options, or (ii) cancel such Options and grant substitute Options with a lower Option Price than the cancelled Options.

     3.2 Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award.

     3.3 Action by the Committee. The Committee shall select one of its members as its Chairperson and shall hold its meetings at such times and places and in such manner as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The exercise of an Option or receipt of an Award shall be effective only if an Award Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Option or other Award. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

     3.4 Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 of the Securities and Exchange Act of 1934 or who are otherwise not subject to such Section.

     3.5 No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

SECTION 4. SHARES AVAILABLE FOR AWARDS

     4.1 Shares Available. Subject to the provisions of Section 4.2 hereof, the stock to be subject to Awards under the Plan shall be the Shares of the Company and the maximum number of Shares with respect to which Awards may be granted under the Plan shall be 370,000 (which includes 68,912 Shares with respect to which awards under the J. Alexander’s Corporation 1994 Employee Stock Incentive Plan (the “1994 Plan”) were authorized but not granted (collectively, the “Carry Over Shares”)), provided that no more than 75,000 Shares shall be Restricted Shares, Restricted Share Units or other similar stock-based awards. Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2, the maximum number of Shares with respect to which Awards may be granted under the Plan shall be increased by the number of Shares with respect to which Options or other Awards were granted under the 1994 Plan as of the effective date of this Plan, but which terminate, expire unexercised, or are settled for cash, forfeited or cancelled without the delivery of Shares under the terms of the 1994 Plan after the effective date of this Plan.

     If, after the effective date of the Plan, any Shares covered by an Award granted under this Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates, expires unexercised, or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination, expiration, or cancellation, shall again become Shares with respect to which Awards may be granted. Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2 hereof, no Participant may receive Options or SARs under the Plan in any calendar year that relate to more than 50,000 Shares.

     4.2 Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee, in its sole discretion, to be appropriate, then the Committee shall, in such manner as it may deem equitable (and, with respect to Incentive Stock Options, in such manner as is consistent with Section 422 of the Code and the regulations thereunder): (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan; and (3) the grant or exercise price with respect to any Award under the Plan, provided that the number of shares subject to any Award shall always be a whole number; (ii) if deemed appropriate, provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.

     4.3 Substitute Awards. Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Awards under the Plan.

     4.4 Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.

SECTION 5. ELIGIBILITY

     Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Outside Directors shall only be eligible to receive Awards granted consistent with Section 10.

SECTION 6. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     6.1 Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the exercise price and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a Tandem SAR. An SAR may be granted with or without a related Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options or Tandem SARs related to such Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option or SAR under this Plan may be granted additional Options or SARs under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option or Tandem SAR related thereto is granted) of the Shares with respect to which all Incentive Stock Options or Tandem SARs related to such Option are exercisable for the first time by an Employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of the Employee’s employer corporation and its parent and Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

     6.2 Price. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted. Except in the case of Substitute Awards or as permitted by the provisions of Section 4.2 or Section 14 hereof, the Option Price of an Option may not be less than 100% of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option. Except with respect to Substitute Awards or as permitted by the provisions of Section 4.2 or Section 14 hereof, SARs may not be granted at a price less than the Fair Market Value of a Share on the date of grant.

     6.3 Term. Subject to the Committee’s authority under Section 3.1 and the provisions of Section 6.5, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing, no Option or Tandem SAR that relates to such Option shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted.

     6.4 Exercise.

     (a) Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to Section 6.5 herein, whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine.

     (b) The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.

     (c) An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised. A Tandem SAR that is related to an Incentive Stock Option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the Option Price of the related Option. The exercise of either an Option or Tandem SAR shall result in the termination of the other to the extent of the number of Shares with respect to which either the Option or Tandem SAR is exercised.

     (d) Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Committee, (i) in whole Shares valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, or (ii) by a combination of such cash (or cash equivalents) and such Shares; provided, however, that the optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of an Option or any other stock option of the Company. Subject to applicable securities laws, an Option may also be exercised by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Price, together with any applicable withholding taxes. Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such Shares.

     (e) At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares, or a combination of cash and Shares. A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

     6.5 Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option or SAR is otherwise to be granted pursuant to the Plan the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option or Tandem SAR to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than 110% of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

SECTION 7. RESTRICTED SHARES AND RESTRICTED SHARE UNITS

     7.1 Grant.

     (a) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

     (b) Each Restricted Share and Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share or Restricted Share Unit Award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse; provided that in no event shall such forfeiture or transfer restrictions lapse with respect to one hundred percent (100%) of the Award prior to the first anniversary of the date of grant. Subject to the limitations on vesting described above in this Section 7.1(b), if the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted

Share Unit Award. Subject to the limitations on vesting described above in this Section 7.1(b), the Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Share Unit Awards.

     7.2 Delivery of Shares and Transfer Restrictions. At the time of a Restricted Share Award, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The grantee shall have all rights of a shareholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee at or after grant, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met. Any Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares subject to Restricted Share Awards shall be subject to the same restrictions, terms and conditions as such restricted Shares.

     7.3 Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be.

     7.4 Payment of Restricted Share Units. Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. A Participant shall be credited with dividend equivalents on any vested Restricted Share Units credited to the Participant’s account at the time of any payment of dividends to shareholders on Shares. The amount of any such dividend equivalents shall equal the amount that would have been payable to the Participant as a shareholder in respect of a number of Shares equal to the number of vested Restricted Share Units then credited to the Participant. Any such dividend equivalents shall be credited to the Participant’s account as of the date on which such dividend would have been payable and shall be converted into additional Restricted Share Units (which shall be immediately vested) based upon the Fair Market Value of a Share on the date of such crediting. No dividend equivalents shall be paid in respect of Restricted Share Units that are not yet vested. Except as otherwise determined by the Committee at or after grant, Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.

SECTION 8. PERFORMANCE AWARDS

     8.1 Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine. All Performance Awards shall be subject to the terms and provisions of Section 11 hereof.

     8.2 Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.

     8.3 Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. Termination of employment prior to the end of any performance period, other than for reasons of death or Disability, will result in the forfeiture of the Performance Award, and no payments will be made. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.

SECTION 9. OTHER STOCK-BASED AWARDS

     The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 and 7 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

SECTION 10. NON-EMPLOYEE DIRECTOR AND OUTSIDE DIRECTOR AWARDS

     10.1 The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

     10.2 The Board may also grant Awards to Outside Directors pursuant to the terms of the Plan, including any Award described in Sections 6, 7 and 9 above. With respect to such Awards, all references in the Plan to the Committee shall be deemed to be references to the Board.

SECTION 11. PROVISIONS APPLICABLE TO COVERED OFFICERS AND PERFORMANCE AWARDS

     11.1 Notwithstanding anything in the Plan to the contrary, Performance Awards shall be subject to the terms and provisions of this Section 11.

     11.2 The Committee may grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 11, performance goals shall be limited to one or more of the following Company, Subsidiary, operating unit or division financial performance measures:

(a)	earnings before interest, taxes, depreciation and/or amortization;

(b)	operating income or profit;

(c)	operating efficiencies;

(d)	return on equity, assets, capital, capital employed, or investment;

(e)	after tax operating income;

(f)	net income;

(g)	earnings or book value per Share;

(h)	cash flow(s);

(i)	total sales or revenues or sales or revenues per employee;

(j)	production (separate work units or SWUs);

(k)	stock price or total shareholder return;

(l)	dividends; or

(m)	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures;

or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or Shares outstanding, or to assets or net assets.

     11.3 With respect to any Covered Officer, the maximum number of Shares in respect of which all Performance Awards may be granted under Section 8 of the Plan in each year of the performance period is 50,000 and the maximum amount of any Award settled in cash is $500,000 in each year of the performance period.

     11.4 To the extent necessary to comply with Section 162(m), with respect to grants of Performance Awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

SECTION 12. TERMINATION OF EMPLOYMENT

     The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment with the Company, its Subsidiaries and Affiliates, including a termination by the Company with or without Cause, by a Participant voluntarily, or by reason of death, Disability or Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

SECTION 13. CHANGE IN CONTROL

     Upon a Change in Control, unless otherwise set forth in an Award Agreement, all outstanding Awards shall vest, become immediately exercisable or payable or have all restrictions lifted.

SECTION 14. AMENDMENT AND TERMINATION

     14.1 Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.

     14.2 Amendments to Awards. Subject to the restrictions of Sections 3.1 and 6.2, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary.

     14.3 Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in,

Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

SECTION 15. GENERAL PROVISIONS

     15.1 Limited Transferability of Awards. Except as otherwise provided in the Plan, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except (i) by will or the laws of descent and distribution, (ii) to a Permitted Transferee and/or (iii) as may be provided by the Committee in its discretion, at or after grant, in the Award Agreement; provided, however, that an Incentive Stock Option shall not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant except by will or the laws of descent and distribution. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer. A Permitted Transferee may not transfer an Award other than by will or the laws of descent and distribution. For purposes of this Plan, “Permitted Transferee” means the Participant’s Immediate Family, a Permitted Trust or a partnership of which the only partners are members of the Participant’s Immediate Family. For purposes of this Plan, “Immediate Family” means the Participant’s children and grandchildren, including adopted children and grandchildren, stepchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), father-in-law, mother-in-law, daughters-in-law and sons-in-law. For purposes of this Plan, a “Permitted Trust” means a trust solely for the benefit of the Participant or Participant’s Immediate Family.

     15.2 Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Shares, or in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. The total number of Shares available for grant under Section 4 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Performance Awards.

     15.3 No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.

     15.4 Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     15.5 Withholding. A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to (but shall not be required to) withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Options to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.

     15.6 Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail.

     15.7 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Share Units, Other Stock-Based Awards or other types of Awards provided for hereunder.

     15.8 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.

     15.9 No Rights as Shareholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a shareholder in respect of such Restricted Shares.

     15.10 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Tennessee without giving effect to conflicts of laws principles.

     15.11 Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     15.12 Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary.

     15.13 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

     15.14 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

     15.15 Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 16. TERM OF THE PLAN

     16.1 Effective Date. The Plan shall be effective as of March 25, 2004 provided it has been approved by the Board and by the Company’s shareholders.

     16.2 Expiration Date. No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth (10th) anniversary of the Effective Date.

J. ALEXANDER’S CORPORATION
EMPLOYEE STOCK OWNERSHIP PLAN PARTICIPANT VOTING INSTRUCTION FORM

     This Voting Instruction Form is tendered to direct SunTrust Bank, Nashville, N.A. (the “Trustee”), as Trustee of the J. Alexander’s Corporation Employee Stock Ownership Plan (“ESOP”), as to the manner in which all allocated shares in the ESOP account of the undersigned (the “Voting Shares”) shall be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at Loews Vanderbilt Hotel, 2100 West End Avenue, Nashville, Tennessee 37203 on Friday, May 28, 2004, at 9:00 a.m., local time, and any adjournments or postponements thereof.

     The undersigned hereby directs the Trustee to vote all Voting Shares of the undersigned as shown below on this Voting Instruction Form at the Annual Meeting.

(1)	Election of Directors:

☐	FOR all of the following nominees (except as indicated to the contrary below):

            T. Duncan, G. Fritts, B. Rector, B. Reed, J. Steakley and L. Stout.

            To withhold authority to vote for any individual nominee, please print name or names below:

☐	WITHHOLD AUTHORITY to vote for all nominees

(2)	Approval of the 2004 Equity Incentive Plan:

☐ FOR                            ☐ AGAINST                            ☐ ABSTAIN

(3)	In the Trustee’s discretion, the Trustee is entitled to act on any other matter which may properly come before said meeting or any adjournment thereof.

(Continued and to be signed on reverse side)

(Continued from other side)

    IMPORTANT: Please date and sign this Voting Instruction Form and return it to the Trustee of the J. Alexander’s Corporation Employee Stock Ownership Plan, SunTrust Bank, Nashville, N.A., P.O. Box 305110, Nashville, Tennessee 37230-9979 by May 21, 2004.

    A stamped and addressed envelope is enclosed for your convenience. Your Voting Instruction Form must be received by the Trustee by May 21, 2004.

    Your shares will be voted by the Trustee in accordance with your instructions. If no choice is specified, your shares will be voted FOR the nominees in the election of directors and FOR approval of the 2004 Equity Incentive Plan.

PLEASE SIGN, DATE AND RETURN PROMPTLY

Date:	, 2004

Please sign exactly as your name appears at left. If registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles.

If your address has changed, please PRINT your new address on this line.

PROXY
J. ALEXANDER’S CORPORATION

     Proxy solicited by the Board of Directors for the Annual Meeting of Shareholders to be held on Friday, May 28, 2004.

     The undersigned hereby appoints Lonnie J. Stout II and R. Gregory Lewis, and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Annual Meeting of Shareholders of J. Alexander’s Corporation to be held at Loews Vanderbilt Hotel, 2100 West End Avenue, Nashville, Tennessee 37203 on Friday, May 28, 2004, at 9:00 a.m., local time, and any adjournments or postponements thereof.

(1)	Election of Directors:

☐	FOR all of the following nominees (except as indicated to the contrary below):

            T. Duncan, G. Fritts, B. Rector, B. Reed, J. Steakley and L. Stout.

            To withhold authority to vote for any individual nominee, please print name or names below:

    ☐ WITHHOLD AUTHORITY to vote for all nominees

(2)	Approval of the 2004 Equity Incentive Plan:

☐ FOR                            ☐ AGAINST                            ☐ ABSTAIN

(3) In their discretion on any other matter which may properly come before said meeting or any adjournment thereof.

IMPORTANT: Please date and sign this proxy on the reverse side.

     Your shares will be voted in accordance with your instructions. If no choice is specified, shares will be voted FOR the nominees in the election of directors and FOR approval of the 2004 Equity Incentive Plan.

PLEASE SIGN HERE AND RETURN PROMPTLY

Date:	, 2004

Please sign exactly as your name appears at left. If registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles.

If you have changed your address, please PRINT your new address on this line.